Exhibit 99.1

Media Contact	July 25, 2013
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HealthSouth Reports Strong Results for Second Quarter 2013 and Raises Full-Year Guidance
Revenue Growth of 5.8%
Discharge Growth of 6.3%
Cash Provided by Operating Activities of $105.4 million ($226.8 million Year-to-Date)
Adjusted EBITDA Increased by 7.5%
Announces Initiation of Quarterly Cash Dividend on Common Stock
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the second quarter ended June 30, 2013.
“We are very pleased with the results of the second quarter,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “Net operating revenues grew 5.8% quarter over quarter on strong demand for our services while disciplined expense management resulted in a 7.5% increase in Adjusted EBITDA despite sequestration headwinds. We also continued to grow our portfolio of industry-leading hospitals with the opening of new hospitals in Littleton, Colorado and Stuart, Florida; the latter is a joint venture with Martin Health System. Importantly, our board of directors approved the initiation of a quarterly cash dividend. This action underscores our confidence in the sustainability of our business model and growth agenda while rewarding existing shareholders and providing an incentive for new shareholders to own our stock.”
Second Quarter Results

•
Consolidated net operating revenues were $564.5 million for the second quarter of 2013 compared to $533.4 million for the second quarter of 2012, or an increase of 5.8%. This increase was attributable to a 6.3% increase in patient discharges and a 0.3% increase in net patient revenue per discharge. Discharge growth included a 3.3% increase in same-store discharges. Same-store discharges in the second quarter of 2013 were negatively impacted by the closure of 41 skilled nursing facility beds at two of the Company's hospitals in the first quarter of 2013. Approximately 130 basis points of discharge growth from new stores resulted from the consolidation of St. Vincent Rehabilitation Hospital beginning in the third quarter of 2012. The increase in net patient revenue per discharge resulted from Medicare and managed care price adjustments, higher patient acuity, and a higher percentage of Medicare patients. Net patient revenue per discharge was negatively impacted in the second quarter of 2013 by sequestration and the ramping up of operations at three new hospitals. New hospitals are required to treat a minimum of 30 patients for zero revenue as part of the Medicare certification process.

•
Income from continuing operations attributable to HealthSouth per diluted share for the second quarter of 2013 was $1.66 per share compared to $0.39 per share for the same period of 2012. Earnings per share for the second quarter of 2013 included strong operating results, an income tax benefit of $1.15 per diluted share associated with a settlement with the IRS, and a lower share count. In April 2013, the Company entered into closing agreements with the IRS that settled income tax matters related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008 and resulted in an approximate $283

1

million increase in the Company's gross federal net operating loss. The lower share count in 2013 resulted from the Company's repurchase of approximately 9.1 million shares of its common stock in the first quarter of 2013.

•
Cash flows provided by operating activities were $226.8 million for the six months ended June 30, 2013 compared to $195.0 million for the same period of 2012. This increase was primarily due to increased net operating revenues and continued disciplined expense management.

•
Adjusted EBITDA (see attached supplemental information) for the three months ended June 30, 2013 was $134.5 million compared to $125.1 million for the three months ended June 30, 2012, or an increase of 7.5%. This improvement was due primarily to continued revenue growth and disciplined expense management. Sequestration negatively impacted Adjusted EBITDA by approximately $8 million during the second quarter of 2013.

•
Adjusted free cash flow (see attached supplemental information) for the three months ended June 30, 2013 was $72.5 million compared to $70.0 million for the same period of 2012. Adjusted free cash flow for the second quarter of 2013 benefited from higher Adjusted EBITDA and the timing of maintenance capital expenditures offset by the timing of interest payments.

“Our Company's ability to grow Adjusted EBITDA by 7.5% in the quarter in spite of sequestration is further evidence of the strength of our business model,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Further, we continue to translate a high percentage of Adjusted EBITDA into adjusted free cash flow, enhancing our flexibility to pursue an array of shareholder value creating strategies.”
Initiation of Quarterly Cash Dividend on Common Stock
On July 25, 2013, the Company's board of directors approved the initiation of a quarterly cash dividend on its common stock of $0.18 per share, representing $0.72 per share annually. The first quarterly dividend has been declared and will be payable on or about October 15, 2013 to stockholders of record as of the close of business on October 1, 2013. The Company expects quarterly dividends to be paid in January, April, July, and October. However, the actual declaration of any future cash dividends, and the establishment of record and payment dates, will be subject to final approval by the Company's board of directors each quarter after consideration of various factors, including the Company's capital position and the best interests of its stockholders. Cash dividends are expected to be funded using cash flows from operations, cash on hand, and availability under the Company's revolving credit facility.
2013 Guidance
Based on its results for the first half of 2013, including the impact of the income tax benefit discussed above, the Company is:

•	raising its full-year 2013 Adjusted EBITDA guidance to a range of $520 million to $530 million from a range of $506 million to $516 million.

•	raising its full-year 2013 guidance for income from continuing operations attributable to HealthSouth per share to $2.87 to $2.93 per diluted share from $1.61 to $1.68 per basic share.

Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, July 26, 2013 to discuss its results for the second quarter of 2013. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 97040207. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from July 26, 2013 until August 9, 2013. To access the replay, please dial 855-859-2056. International callers should dial 404-537-3406. The webcast will also be archived for replay purposes after the live broadcast at
http://investor.healthsouth.com.

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About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues, and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, orthopedic, cardiac and pulmonary conditions, brain and spinal cord injuries, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “June 2013 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 25, 2013. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its July 26, 2013 earnings call.
When filed, the June 2013 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In Millions, Except Per Share Data)
Net operating revenues	$564.5	$533.4	$1,137.1	$1,072.0
Less: Provision for doubtful accounts	(7.0)	(6.5)	(14.4)	(12.8)
Net operating revenues less provision for doubtful accounts	557.5	526.9	1,122.7	1,059.2
Operating expenses:
Salaries and benefits	273.6	257.4	548.2	518.4
Other operating expenses	81.0	75.0	159.1	148.8
Occupancy costs	11.9	12.3	24.1	24.8
Supplies	26.6	25.9	52.8	52.4
General and administrative expenses	29.5	28.0	59.7	58.0
Depreciation and amortization	23.1	20.0	45.2	39.5
Government, class action, and related settlements	(2.0)	—	(2.0)	—
Professional fees—accounting, tax, and legal	2.2	5.5	3.6	9.1
Total operating expenses	445.9	424.1	890.7	851.0
Interest expense and amortization of debt discounts and fees	24.4	23.0	48.6	46.3
Other income	(1.9)	(0.4)	(2.6)	(1.3)
Equity in net income of nonconsolidated affiliates	(3.3)	(3.1)	(6.2)	(6.4)
Income from continuing operations before income tax (benefit) expense	92.4	83.3	192.2	169.6
Provision for income tax (benefit) expense	(86.5)	26.9	(53.0)	56.0
Income from continuing operations	178.9	56.4	245.2	113.6
Income (loss) from discontinued operations, net of tax	0.1	3.5	(0.3)	3.1
Net income	179.0	59.9	244.9	116.7
Less: Net income attributable to noncontrolling interests	(13.8)	(13.2)	(28.4)	(25.8)
Net income attributable to HealthSouth	165.2	46.7	216.5	90.9
Less: Convertible perpetual preferred stock dividends	(5.8)	(6.0)	(11.5)	(12.4)
Less: Repurchase of convertible perpetual preferred stock	—	(0.3)	—	(0.8)
Net income attributable to HealthSouth common shareholders	$159.4	$40.4	$205.0	$77.7
Weighted average common shares outstanding:
Basic	86.1	94.6	90.0	94.5
Diluted	99.8	108.0	103.4	108.3
Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$1.85	$0.39	$2.28	$0.79
Discontinued operations	—	0.04	—	0.03
Net income	$1.85	$0.43	$2.28	$0.82
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$1.66	$0.39	$2.09	$0.79
Discontinued operations	—	0.04	—	0.03
Net income	$1.66	$0.43	$2.09	$0.82
Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$165.1	$43.2	$216.8	$87.8
Income (loss) from discontinued operations, net of tax	0.1	3.5	(0.3)	3.1
Net income attributable to HealthSouth	$165.2	$46.7	$216.5	$90.9

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2013	December 31, 2012
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$68.7	$132.8
Accounts receivable, net of allowance for doubtful accounts of $32.0 in 2013; $28.7 in 2012	273.7	249.3
Deferred income tax assets	137.5	137.5
Other current assets	111.6	117.2
Total current assets	591.5	636.8
Property and equipment, net	793.3	748.0
Goodwill	457.2	437.3
Intangible assets, net	86.8	73.2
Deferred income tax assets	444.8	393.5
Other long-term assets	138.1	135.4
Total assets	$2,511.7	$2,424.2
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$57.3	$45.3
Accrued expenses and other current liabilities	254.3	255.6
Total current liabilities	311.6	300.9
Long-term debt, net of current portion	1,319.7	1,239.9
Other long-term liabilities	131.4	130.5
	1,762.7	1,671.3
Commitments and contingencies
Convertible perpetual preferred stock	342.2	342.2
Redeemable noncontrolling interests	14.1	7.2
Shareholders’ equity:
HealthSouth shareholders’ equity	274.8	291.0
Noncontrolling interests	117.9	112.5
Total shareholders’ equity	392.7	403.5
Total liabilities and shareholders’ equity	$2,511.7	$2,424.2

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2013	2012
	(In Millions)
Cash flows from operating activities:
Net income	$244.9	$116.7
Loss (income) from discontinued operations	0.3	(3.1)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	14.4	12.8
Depreciation and amortization	45.2	39.5
Equity in net income of nonconsolidated affiliates	(6.2)	(6.4)
Distributions from nonconsolidated affiliates	5.0	5.5
Stock-based compensation	12.8	12.0
Deferred tax (benefit) expense	(53.5)	51.7
Other	0.3	3.0
Increase in assets—
Accounts receivable	(38.8)	(35.7)
Other assets	(0.7)	(7.0)
Increase (decrease) in liabilities—
Accounts payable	9.5	10.3
Other liabilities	(6.2)	(6.0)
Net cash (used in) provided by operating activities of discontinued operations	(0.2)	1.7
Total adjustments	(18.4)	81.4
Net cash provided by operating activities	226.8	195.0

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(69.0)	(82.8)
Capitalized software costs	(11.9)	(11.6)
Acquisition of business, net of cash acquired	(28.9)	(2.1)
Proceeds from sale of restricted investments	10.3	0.2
Purchase of restricted investments	(5.4)	(4.4)
Net change in restricted cash	4.7	4.6
Other	(1.2)	0.1
Net cash provided by investing activities of discontinued operations	—	7.7
Net cash used in investing activities	(101.4)	(88.3)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(0.7)	(4.7)
Principal borrowings on notes	11.4	—
Borrowings on revolving credit facility	132.0	40.0
Payments on revolving credit facility	(59.0)	(50.0)
Principal payments under capital lease obligations	(6.7)	(5.7)
Repurchase of common stock, including fees and expenses	(234.1)	—
Repurchase of convertible perpetual preferred stock	—	(46.0)
Dividends paid on convertible perpetual preferred stock	(11.5)	(13.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(23.9)	(24.0)
Contributions from consolidated affiliates	—	7.9
Other	3.0	(0.1)
Net cash used in financing activities	(189.5)	(95.7)
(Decrease) increase in cash and cash equivalents	(64.1)	11.0
Cash and cash equivalents at beginning of period	132.8	30.1
Cash and cash equivalents at end of period	$68.7	$41.1

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q2 2013		Q2 2012
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$134.5		$125.1
Interest expense and amortization of debt discounts and fees	(24.4)		(23.0)
Depreciation and amortization	(23.1)		(20.0)
Stock-based compensation expense	(6.5)		(5.9)
Noncash loss on disposal of assets	(1.7)		(0.6)
	78.8		75.6
Certain nonrecurring expenses:
Government, class action and related settlements	2.0		—
Professional fees—accounting, tax, and legal	(2.2)		(5.5)
Pre-tax income	78.6		70.1
Income tax benefit (expense) (1)	86.5	(2)	(26.9)
Income from continuing operations (3)	$165.1		$43.2

Basic shares	86.1		94.6
Diluted shares	99.8		108.0

Basic earnings per share (3)	$1.85		$0.39
Diluted earnings per share (3)	$1.66		$0.39	(4)

(1)	Current income tax (benefit) expense for the three months ended June 30, 2013 and 2012 was ($1.3) million and $2.2 million, respectively.

(2)
Includes an approximate $115 million, or $1.15 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(3)	Income from continuing operations attributable to HealthSouth

(4)
For the second quarter of 2012, adding back the dividends for the Company's convertible perpetual preferred stock to income from continuing operations causes a per share increase when calculating diluted earnings per share resulting in an antidilutive per share amount. Therefore, basic and diluted earnings per share are the same. A computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended June 30, 2013, when filed.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q2 2013		Q2 2012
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$273.8		$252.1
Interest expense and amortization of debt discounts and fees	(48.6)		(46.3)
Depreciation and amortization	(45.2)		(39.5)
Stock-based compensation expense	(12.8)		(12.0)
Noncash loss on disposal of assets	(1.8)		(1.4)
	165.4		152.9
Certain nonrecurring expenses:
Government, class action and related settlements	2.0		—
Professional fees—accounting, tax, and legal	(3.6)		(9.1)
Pre-tax income	163.8		143.8
Income tax benefit (expense) (1)	53.0	(2)	(56.0)
Income from continuing operations (3)	$216.8		$87.8

Basic shares	90.0		94.5
Diluted shares	103.4		108.3

Basic earnings per share (3)	$2.28		$0.79
Diluted earnings per share (3)	$2.09		$0.79	(4)

(1)	Current income tax expense for the six months ended June 30, 2013 and 2012 was $0.5 million and $4.3 million, respectively.

(2)
Includes an approximate $115 million, or $1.11 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(3)	Income from continuing operations attributable to HealthSouth

(4)
For the six months ended June 30, 2012, adding back the dividends for the Company's convertible perpetual preferred stock to income from continuing operations causes a per share increase when calculating diluted earnings per share resulting in an antidilutive per share amount. Therefore, basic and diluted earnings per share are the same. A computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended June 30, 2013, when filed.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In Millions)
Net income	$179.0	$59.9	$244.9	$116.7
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(0.1)	(3.5)	0.3	(3.1)
Provision for income tax (benefit) expense	(86.5)	26.9	(53.0)	56.0
Interest expense and amortization of debt discounts and fees	24.4	23.0	48.6	46.3
Professional fees—accounting, tax, and legal	2.2	5.5	3.6	9.1
Government, class action, and related settlements	(2.0)	—	(2.0)	—
Net noncash loss on disposal of assets	1.7	0.6	1.8	1.4
Depreciation and amortization	23.1	20.0	45.2	39.5
Stock-based compensation expense	6.5	5.9	12.8	12.0
Net income attributable to noncontrolling interests	(13.8)	(13.2)	(28.4)	(25.8)
Adjusted EBITDA	$134.5	$125.1	$273.8	$252.1

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2013	2012	2013	2012	2012
	(In Millions)
Net cash provided by operating activities	$105.4	$114.0	$226.8	$195.0	$411.5
Impact of discontinued operations	(0.5)	(1.3)	0.2	(1.7)	(2.0)
Net cash provided by operating activities of continuing operations	104.9	112.7	227.0	193.3	409.5
Capital expenditures for maintenance	(16.8)	(31.0)	(35.7)	(50.1)	(83.0)
Dividends paid on convertible perpetual preferred stock	(5.8)	(6.3)	(11.5)	(13.1)	(24.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.7)	(10.9)	(23.9)	(24.0)	(49.3)
Nonrecurring items:
Premium paid on redemption of bonds	—	—	—	—	1.9
Cash paid for:
Professional fees—accounting, tax, and legal	2.2	5.5	3.6	9.1	16.1
Government, class action, and related settlements	(1.3)	—	(1.3)	—	(2.6)
Adjusted free cash flow	$72.5	$70.0	$158.2	$115.2	$268.0

For the three months ended June 30, 2013, net cash used in investing activities was $53.5 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the three months ended June 30, 2013 was $63.3 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the three months ended June 30, 2012, net cash used in investing activities was $55.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2012 was $61.8 million and resulted primarily from net debt payments, the repurchase of 21,645 shares of the Company's convertible perpetual preferred stock, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by capital contributions from consolidated affiliates.
For the six months ended June 30, 2013, net cash used in investing activities was $101.4 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the six months ended June 30, 2013 was $189.5 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the six months ended June 30, 2012, net cash used in investing activities was $88.3 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2012 was $95.7 million and resulted primarily from the repurchase of 46,645 shares of the Company's convertible perpetual preferred stock, net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by capital contributions from consolidated affiliates.
For the year ended December 31, 2012, net cash used in investing activities was $178.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2012 was $130.0 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, dividends paid on the Company's convertible perpetual preferred stock, and net principal payments on debt offset by capital contributions from consolidated affiliates.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the dividend payment plans and the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2012 and Form 10-Q for the quarters ended March 31, 2013, and June 30, 2013, when filed.

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